Exhibit 99.3

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Alex Alias
alalias@avaya.com

Avaya Announces Chief Financial Officer Transition

Santa Clara, CA. – February 11, 2018 – Avaya Holdings Corp. (NYSE: AVYA) today announced that Kieran McGrath will assume the role of Senior Vice President and CFO of Avaya effective February 15, 2019 and Pat O’Malley will transition to serve as Senior Vice President, Growth Initiatives. McGrath and O’Malley will both report to Jim Chirico, Avaya President and CEO.

McGrath has thirty-plus years of technology industry financial, operational and transformational experience in software as a service, cloud computing, and technology services. He most recently served as Executive Vice President and CFO at CA Technologies from July 2016 until the company’s acquisition in November 2018. During McGrath’s tenure at CA, the company returned to consecutive years of revenue growth primarily driven by software as a service cloud revenue. Prior to CA, he served in several key finance and operations leadership roles during a lengthy career at IBM, including six years as the Vice President of Finance for the IBM Software Group. McGrath will be responsible for financial governance and management of Avaya's financial operations, including overall responsibility for the controller organization, financial planning, treasury, tax and investor relations.

“Kieran is an outstanding addition to our leadership team, bringing a wealth of experience and proven performance to Avaya as we continue our transformation and invest for our future growth,” said Jim Chirico, Avaya President and CEO. “He is well-known and respected in the financial community and the technology industry and has demonstrated success in leading global organizations. We are pleased to have Kieran at Avaya and are highly confident that his focus will further our objective to drive value for shareholders.”

“I am very excited to be joining the Avaya team and look forward to leading the finance organization in support of Avaya’s transformational journey,” said McGrath.

Joining Avaya in in 2017, O’Malley led the financial transformation of the company as it sought to restructure its financial position and transition to a publicly-traded company. O’Malley oversaw achievement of a number of strategic objectives in 2018, including strengthening the balance sheet, driving revenue stability and investing in innovation while maintaining the company’s industry-leading financial model.

In his new role, O’Malley will be responsible to accelerate strategic, cross-functional initiatives that are fundamental to Avaya’s primary objective of revenue growth in fiscal 2019.

“Pat has consistently demonstrated superior leadership and done a masterful job managing our transition to a public company,” said Chirico. “He has been instrumental in achieving credibility, predictability and consistency in laying a solid financial foundation for Avaya, and I look forward to the contributions he will make in his new role.”

In addition to its CFO transition, Avaya announced that Laurent Philonenko, Senior Vice President, Innovation, will be departing the company this month to assume the role of Chief Executive Officer for a customer experience management organization that is a business partner to Avaya.

“Laurent has significantly advanced Avaya’s capabilities in bringing new, disruptive solutions to the market, especially in the areas of artificial intelligence, mobility and security,” Chirico said. “While we regret he is leaving Avaya, a CEO role is a great opportunity for Laurent and we wish him tremendous success. We will build on and extend the Innovation Incubator that Laurent has established here, to continue delivering innovation that enhances our position as a technology leader.”

About Avaya
Businesses are built on the experiences they provide, and every day millions of those experiences are built by Avaya (NYSE:AVYA). For over one hundred years, we’ve enabled organizations around the globe to win – by creating intelligent communications experiences for customers and employees. Avaya builds open, converged and innovative solutions to enhance and simplify communications and collaboration – in the cloud, on-premise or a hybrid of both. To grow your business, we’re committed to innovation, partnership, and a relentless focus on what’s next.

Cautionary Note Regarding Forward-Looking Statements
This document contains certain “forward-looking statements.” All statements other than statements of historical fact are “forward-looking” statements for purposes of the U.S. federal and state securities laws. These statements may be identified by the use of forward looking terminology such as "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "might," “our vision,” "plan," "potential," "preliminary," "predict," "should," "will," or “would” or the negative thereof or other variations thereof or comparable terminology and include, but are not limited to, the outlook for the second quarter of fiscal 2019 and fiscal year 2019, including the expected impact of ASC 606. The company has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While the company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond its control. These factors are discussed in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”), and may cause its actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. For a further list and description of such risks and uncertainties, please refer to the company’s filings with the SEC that are available at www.sec.gov. The company cautions you that the list of important factors included in the company’s SEC filings may not contain all of the material factors that are important to you. In addition, in light of these risks and uncertainties, the matters referred to in the forward-looking statements contained in this report may not in fact occur. The company undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

Source: Avaya Newsroom

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